US-DOCS\139675000.5 EXECUTION COPY AMENDMENT NO. 2 Dated as of March 6, 2023 to FOURTH AMENDED AND RESTATED CREDIT AGREEMENT Dated as of October 27, 2021 THIS AMENDMENT NO. 2 (this “Amendment”) is made as of March 6, 2023 by and among Materion Corporation (the “Company”), Materion Netherlands B.V. (the “Dutch Borrower” and, together with the Company, the “Borrowers”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Fourth Amended and Restated Credit Agreement dated as of October 27, 2021 by and among the Company, the Dutch Borrower, the other Foreign Subsidiary Borrowers from time to time party thereto, the financial institutions from time to time party thereto as Lenders and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement. WHEREAS, the Borrowers have requested that the requisite Lenders and the Administrative Agent agree to make certain amendments to the Credit Agreement; WHEREAS, the Borrowers, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein; NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment. 1. Amendments to the Credit Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below (such date, the “Amendment No. 2 Effective Date”), the parties hereto agree that Section 1.01 of the Credit Agreement shall be amended (the Credit Agreement as so amended, the “Amended Credit Agreement”) by amending and restating the definitions of “Precious Metals” and “Permitted Precious Metals Agreements” appearing therein to read in their entirety as follows: “Precious Metals” means copper, gold, platinum, palladium, rhodium, ruthenium, silver, tantalum and other precious or semi-precious metals, including such metal content in inventory or work-in- process and any proceeds of the foregoing. “Permitted Precious Metals Agreements” means precious or semi-precious metals agreements and arrangements (whether styled as debt, a lease, a consignment or otherwise) entered into from time to time by the Company or any Subsidiary, but only to the extent that the aggregate Dollar Amount of the precious or semi-precious metals outstanding thereunder does not exceed $615,000,000. For purposes of this definition, “precious or semi-precious metals” shall include copper, gold, platinum, palladium, rhodium, ruthenium, silver, tantalum and other precious or semi-precious metals.

2 2. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent: (a) The Administrative Agent shall have received counterparts of (i) this Amendment duly executed by the Borrowers, the Required Lenders and the Administrative Agent and (ii) the Consent and Reaffirmation attached hereto duly executed by the Subsidiary Guarantors. (b) The Administrative Agent shall have received, to the extent invoiced at least two (2) Business Days prior to the Amendment No. 2 Effective Date (except as otherwise reasonably agreed by the Company), payment and/or reimbursement of the Administrative Agent’s and its Affiliates’ reasonable out-of-pocket fees and expenses (including, to the extent invoiced, reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with this Amendment and the other Loan Documents, subject to the provisions of Section 9.03 of the Credit Agreement. The Administrative Agent shall notify the Company and the Lenders of the Amendment No. 2 Effective Date, and such notice shall be conclusive and binding. 3. Representations and Warranties of the Borrowers. Each Borrower hereby represents and warrants as follows: (a) This Amendment and the Amended Credit Agreement constitute legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. (b) As of the date hereof and immediately after giving effect to the terms of this Amendment, (i) no Default has occurred and is continuing and (ii) the representations and warranties of such Borrower set forth in the Amended Credit Agreement are true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) on and as of the Amendment No. 2 Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) only as of such specified date). 4. Reference to and Effect on the Credit Agreement. (a) Upon the effectiveness hereof, each reference to the Credit Agreement in the Amended Credit Agreement or any other Loan Document shall mean and be a reference to the Amended Credit Agreement. (b) Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed. (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith. (d) This Amendment is a “Loan Document” under (and as defined in) the Credit

3 Agreement. 5. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York, without regard to its conflicts of laws principles. 6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose. 7. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. [Signature Pages Follow]

Signature Page to Amendment No. 2 to Fourth Amended and Restated Credit Agreement CITIZENS BANK, N.A., as a Lender By:_______________________________________ Name: Arianna DeMarco Title: Vice President

Signature Page to Amendment No. 2 to Fourth Amended and Restated Credit Agreement PNC BANK, NATIONAL ASSOCIATION, as a Lender By:_______________________________________ Name: Spencer Dieken Title: Senior Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender By: Name: Alexander Foster Title: Vice President Signature Page to Amendment No. 2 to Fourth Amended and Restated Credit Agreement

CONSENT AND REAFFIRMATION Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 2 to the Fourth Amended and Restated Credit Agreement dated as of October 27, 2021 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Materion Corporation, Materion Netherlands B.V., the other Foreign Subsidiary Borrowers from time to time party thereto, the financial institutions from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), which Amendment No. 2 is dated as of March 6, 2023 (the “Amendment”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Subsidiary Guaranty and any other Loan Document executed by it and acknowledges and agrees that the Subsidiary Guaranty and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment. Dated: March 6, 2023 [Signature Page Follows]